Exhibit 99.1

THE CHILDREN’S PLACE REPORTS RECORD FIRST QUARTER 2021 RESULTS

Reports Q1 GAAP Earnings per Diluted Share of $3.01 versus a Loss per Diluted Share of $(7.86) in Q1 2020

Reports Q1 Adjusted Earnings per Diluted Share of $3.25 versus an Adjusted Loss per Diluted Share of $(3.33) in Q1 2020

Secaucus, New Jersey – May 20, 2021 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the first quarter ended May 1, 2021.

Jane Elfers, President and Chief Executive Officer announced, “We delivered outstanding first quarter results with gross margin, operating margin, and EPS all at record levels. Our Q1 2021 net sales of $435 million exceeded our pre-COVID Q1 2019 net sales of $412 million, despite having 261 or 27% fewer stores ending Q1 2021 versus Q1 2019.”

Ms. Elfers continued, “All key metrics across both our digital and stores channels exceeded expectations. Our top line results were driven by several factors, including double digit increases in AUR versus Q1 2020, resulting from strong product acceptance, higher price realization, reduced promotional activity, and unprecedented stimulus, as well as an acceleration in back-to-school sales, our ability to retain new digital customers we acquired during the pandemic, and a significant reactivation of store customers that we had temporarily lost during the government-mandated closure of all of our stores. Our record gross margin was driven by significantly higher merchandise margins versus Q1 2020 in both our digital and stores channels, significant occupancy savings from favorable lease negotiations and fewer stores, and meaningful e-commerce fulfillment optimization.”

Ms. Elfers continued, “We leveraged a very difficult period in 2020 to accelerate our strategic transformation and we are now well positioned for accelerated operating margin expansion in 2021 and beyond. The acceleration of our digital business, our highest operating margin channel, made possible by our pre-pandemic digital transformation investments, combined with the significant sales transfer rate we are achieving from our strategic decision to close 300, or a third, of our stores in less than 20 months, is resulting in an industry leading approximately 50% steady state annual digital penetration. Our long-standing fleet optimization strategy enables us to close the 300 stores, without financial penalty, and reset our occupancy costs. These occupancy cost reductions should continue to be a significant operating margin tailwind throughout 2021 and beyond. In addition, by aligning our overhead cost structure in 2020 to our digital first strategy, we have gained efficiencies and removed significant expense from our P&L, which will continue to benefit us in 2021 and beyond. We anticipate further operational efficiencies and sales opportunities when social distancing and other restrictions, such as limits on hours of operation, are further removed and we are able to return to normal operations in both our stores and distribution centers.”

Ms. Elfers concluded, “We are operating at a high level. We continue to navigate the extraordinary complexity of the pandemic while remaining firmly on offense. Our long-standing strategic plan has served us well. We are a stronger company today than we were prior to the pandemic and we look forward to continuing to deliver accelerated operating margin expansion for our shareholders in 2021 and beyond.”

First Quarter 2021 Results

Net sales increased $180.3 million, or 70.6%, to $435.5 million in the three months ended May 1, 2021, compared to $255.2 million in the three months ended May 2, 2020 primarily driven by strong customer response to our product assortment and the unprecedented level of stimulus payments from the recent government pandemic relief legislation.   Our fiscal 2021 first quarter net sales were negatively impacted by permanent and temporary store closures and the impact of reduced operating hours in our mall stores, as mandated by the mall owners.  Our fiscal 2020 first quarter sales were negatively impacted by the initial onset of the COVID-19 pandemic. Comparable retail sales were 83.0% for the quarter.

Gross profit increased $207.9 million to $188.2 million in the three months ended May 1, 2021, compared to a gross loss of ($19.7) million in the three months ended May 2, 2020. Adjusted gross profit increased $143.9 million to $189.2 million in the three months ended May 1, 2021, compared to $45.3 million in the comparable period last year, and leveraged 2,571 basis points to 43.4% of net sales.  The increase was primarily a result of the leverage of fixed expenses resulting from the increase in net sales, higher merchandise margins in both our digital and stores channels, and lower occupancy expenses due to rent abatements of $8 million, favorable lease negotiations, and permanent store closures.

Selling, general, and administrative expenses were $106.7 million in the three months ended May 1, 2021, compared to $98.5 million in the three months ended May 2, 2020. Adjusted SG&A was $104.1 million in the three months ended May 1, 2021, compared to $92.4 million in the comparable period last year, and leveraged 1,231 basis points to 23.9% of net sales, primarily as a result of the leverage of fixed expenses resulting from the increase in net sales, partially offset by higher incentive compensation accruals.

Operating income increased $239.1 million to $65.9 million in the three months ended May 1, 2021, compared to an operating loss of ($173.1) million in the three months ended May 2, 2020. Operating margin improved to 15.1%, compared to (67.8%) in the prior year period. Adjusted operating income increased $135.7 million to $70.7 million in the three months ended May 1, 2021, compared to an adjusted operating loss of ($64.9) million in the comparable period last year, and leveraged 4,168 basis points to 16.2% of net sales.

Net interest expense was $4.4 million in the three months ended May 1, 2021, compared to $1.8 million in the three months ended May 2, 2020.  The increase in interest expense was driven by a higher debt balance and the higher interest rate associated with our term loan.

Net income increased $160.0 million to $45.2 million, or $3.01 per diluted share, in the three months ended May 1, 2021, compared to net loss of $(114.8) million, or $(7.86) per diluted share, in the three months ended May 2, 2020. Adjusted net income increased $97.5 million to $48.7 million, or $3.25 per diluted share, compared to an adjusted net loss of $(48.7) million, or $(3.33) per diluted share, in the comparable period last year.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit (loss), adjusted selling, general, and administrative expenses, and adjusted operating income (loss) are non- GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

Beginning with the fourth quarter of fiscal 2020, the Company modified its reporting practices regarding the use of non-GAAP measures. As a result, the Company does not exclude (1) occupancy charges for rent at our stores when they were temporarily closed and (2) payroll and benefits for certain store employees during the period our stores were temporarily closed, net of a payroll tax credit benefit resulting from the Coronavirus Aid, Relief, and Economic Security Act (“CARES”). The presentation of adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit (loss), adjusted selling, general, and administrative expenses, and adjusted operating income (loss) reflects these changes for prior periods. Reconciliation of Non-GAAP Financial Information to GAAP tables setting forth reconciliations reflecting the above modifications for quarters in fiscal 2020 were provided in our Form 8-K filed with the U.S. Securities and Exchange Commission on March 9, 2021.

The Company’s adjusted results exclude net expenses of approximately $1.6 million comprising certain items, which the Company believes are not reflective of the performance of its core business as a result of the COVID-19 pandemic, including incremental operating expenses, primarily incentive pay and personal protective equipment for our associates.

Additionally, the Company excluded net expenses of $3.2 million related to accelerated depreciation, contract termination costs, and restructuring costs, which were unrelated to the COVID-19 pandemic.

The total impact on income taxes for the above items was $1.3 million.

Store Update

As of May 1, 2021, the Company had 679 of 724 stores open to the public in the U.S., Canada, and Puerto Rico, with all of the temporarily closed stores located in Canada.

Consistent with the Company’s store fleet optimization initiative, the Company permanently closed 25 stores in the three months ended May 1, 2021.  The Company is planning to close an additional 98 stores in fiscal 2021 bringing total closures to our previously announced target of 300 closures.

The Company ended the quarter with 724 stores and square footage of 3.4 million, a decrease of 20.2% compared to the prior year.  Since the Company’s fleet optimization initiative was announced in 2013, it has permanently closed 474 stores.

Balance Sheet and Cash Flow

As of May 1, 2021, the Company had approximately $65.4 million of cash and cash equivalents and $196.9 million outstanding on its revolving credit facility.  Additionally, the Company used approximately $16.6 million in operating cash flow in the three months ended May 1, 2021.

On April 24, 2020, the Company amended its revolving credit facility to provide for an additional $35 million of availability under an accordion feature for one year, increasing availability to $360 million.  On April 23, 2021, the Company amended its revolving credit facility to extend the additional $35 million of availability for an additional year until April 23, 2022.

Inventories as of May 1, 2021 were $417.8 million compared to inventories of $335.8 million, net of a COVID-19 pandemic related inventory reserve of $63.2 million, as of May 2, 2020.  The increase is primarily due to the absence of COVID-19 related inventory reserves in the current year as well as higher levels of back-to-school basics inventory.

Outlook

As a result of the continued volatility created by the COVID-19 pandemic, the Company is not providing EPS guidance.

Conference Call Information

The Children’s Place will host a conference call Thursday, May 20, 2021 at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2021 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of May 1, 2021, the Company had 724 stores in the United States, Canada, and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 213 international points of distribution in 19 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2021. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

(Tables follow)

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 1,	May 2,
	2021	2020
Net sales	$435,481	$255,207
Cost of sales	247,275	274,880
Gross profit (loss)	188,206	(19,673)
Selling, general and administrative expenses	106,738	98,491
Asset impairment charges	-	37,091
Depreciation and amortization	15,561	17,888
Operating income (loss)	65,907	(173,143)
Interest expense	(4,411)	(1,840)
Income (loss) before taxes	61,496	(174,983)
Provision (benefit) for income taxes	16,291	(60,173)
Net income (loss)	$45,205	$(114,810)

Earnings (loss) per common share
Basic	$3.08	$(7.86)
Diluted	$3.01	$(7.86)

Weighted average common shares outstanding
Basic	14,670	14,611
Diluted	15,002	14,611

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 1,	May 2,
	2021	2020
Net income (loss)	$45,205	$(114,810)

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	1,567	2,374
Accelerated depreciation	1,238	141
Fleet optimization	753	-
Contract termination costs	750	-
Restructuring costs	532	3,391
Inventory provision	-	63,247
Asset impairment charges	-	37,091
Accounts receivables	-	1,043
Gymboree integration costs	-	640
Legal reserve	-	302
Aggregate impact of Non-GAAP adjustments	4,840	108,229
Income tax effect (1)	(1,312)	(28,663)
Prior year uncertain tax positions (2)	-	-
Impact of CARES Act (3)	-	(13,477)
Net impact of Non-GAAP adjustments	3,528	66,089

Adjusted net income (loss)	$48,733	$(48,721)

GAAP net income (loss) per common share	$3.01	$(7.86)

Adjusted net income (loss) per common share	$3.25	$(3.33)

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

(3) Primarily due to the impact of the CARES Act.

	First Quarter Ended
	May 1,	May 2,
	2021	2020
Operating income (loss)	$65,907	$(173,143)

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	1,567	2,374
Accelerated depreciation	1,238	141
Fleet optimization	753	-
Contract termination costs	750	-
Restructuring costs	532	3,391
Inventory provision	-	63,247
Asset impairment charges	-	37,091
Accounts receivables	-	1,043
Gymboree integration costs	-	640
Legal reserve	-	302
Aggregate impact of Non-GAAP adjustments	4,840	108,229

Adjusted operating income (loss)	$70,747	$(64,914)

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 1,	May 2,
	2021	2020
Gross profit (loss)	$188,206	$(19,673)

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	1,000	1,690
Inventory provision	-	63,247
Fleet optimization	-	-
Aggregate impact of Non-GAAP adjustments	1,000	64,937

Adjusted Gross profit (loss)	$189,206	$45,264

	First Quarter Ended
	May 1,	May 2,
	2021	2020
Selling, general and administrative expenses	$106,738	$98,491

Non-GAAP adjustments:
Fleet optimization	(753)	-
Contract termination costs	(750)	-
Incremental COVID-19 operating expenses	(567)	(684)
Restructuring costs	(532)	(3,391)
Accounts receivables	-	(1,043)
Gymboree integration costs	-	(640)
Legal reserve	-	(302)
Aggregate impact of Non-GAAP adjustments	(2,602)	(6,060)

Adjusted Selling, general and administrative expenses	$104,136	$92,431

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 1,	January 30,	May 2,
	2021	2021*	2020
Assets:
Cash and cash equivalents	$65,376	$63,548	$71,751
Accounts receivable	42,619	39,534	37,173
Inventories	417,808	388,141	335,795
Other current assets	56,629	55,860	23,521
Total current assets	582,432	547,083	468,240

Property and equipment, net	172,090	181,801	212,011
Right-of-use assets	260,919	283,624	349,646
Tradenames, net	72,292	72,492	73,090
Other assets, net	45,969	55,127	81,949
Total assets	$1,133,702	$1,140,127	$1,184,936

Liabilities and Stockholders' Equity:
Revolving loan	$196,893	$169,778	$234,554
Accounts payable	228,149	252,124	263,984
Current lease liabilities	129,070	174,585	150,463
Accrued expenses and other current liabilities	125,357	122,012	109,999
Total current liabilities	679,469	718,499	759,000

Long-term lease liabilities	195,435	214,173	281,839
Term loan	74,526	75,346	-
Other liabilities	39,263	38,732	39,062
Total liabilities	988,693	1,046,750	1,079,901

Stockholders' equity	145,009	93,377	105,035

Total liabilities and stockholders' equity	$1,133,702	$1,140,127	$1,184,936

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2021.

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 1,	May 2,
	2021	2020
Net income (loss)	$45,205	$(114,810)
Non-cash adjustments	58,914	29,331
Working capital	(120,682)	45,028
Net cash used in operating activities	(16,563)	(40,451)

Net cash used in investing activities	(6,708)	(5,612)

Net cash provided by financing activities	24,450	49,187

Effect of exchange rate changes on cash	649	140

Net increase in cash and cash equivalents	1,828	3,264

Cash and cash equivalents, beginning of period	63,548	68,487

Cash and cash equivalents, end of period	$65,376	$71,751

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